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                                                                    EXHIBIT 4.1


                                 VITALCOM INC.

                             1993 STOCK OPTION PLAN
                       (AMENDED AND RESTATED APRIL 1997)


         1.      Purposes of the Plan.

                 The purposes of this 1993 Stock Option Plan (the "Plan") of VITALCOM INC., a Delaware corporation (the "Company"), are (a) to insure the retention of the services of existing executive personnel, key employees and directors of the Company and its subsidiaries or its affiliates; (b) to attract and retain competent new executive personnel and key employees; and (c) to provide incentive to all such personnel and employees to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company.

         2.      Shares Subject to the Plan.

                 The shares of stock subject to the incentive options having the terms and conditions set forth in Section 6 below (hereinafter "incentive options") and/or nonqualified options having the terms and conditions set forth in Section 7 below (hereinafter "nonqualified options") and other provisions of the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock (herein sometimes referred to as the "Common Stock"). The total number of shares of the Common Stock of the Company which may be issued under the Plan shall not exceed, in the aggregate, 839,885 shares. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 8 below. In the event that any outstanding incentive option or nonqualified option granted under the Plan can no longer under any circumstances be exercised, for any reason, the shares of Common Stock allocable to the unexercised portion of such incentive option or nonqualified option may again be subject to grant or issuance under the Plan.

         3.      Eligibility.

                 a. Incentive Options. Officers and other key employees of the Company or of any subsidiary corporation (including directors if they are also employees of the Company or a subsidiary), as may be determined by the Board or the Committee, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code, will be eligible for selection to receive incentive stock options under the Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted a nonqualified option or options or an additional incentive option or options if the Board or Committee shall so determine.

                 b. Nonqualified Options. Officers, other key employees of the Company or of any subsidiary corporation, directors and consultants to the Company or any subsidiary corporation will be eligible to receive nonqualified options under the Plan. An individual who has been granted a





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nonqualified option may, if otherwise eligible, be granted an incentive option or options or an additional nonqualified option or options if the Board or Committee shall so determine.

                 c. Limitations. The following limitations shall apply to grants of options to employees of the Company:

                          i.      No employee of the Company shall be granted,
in any fiscal year of the Company, options to purchase more than 400,000 shares of Common Stock of the Company.

                          ii.     In connection with his or her initial
employment, an employee of the Company may be granted options to purchase up to an additional 400,000 shares of Common Stock of the Company which shall not count against the limit set forth in subsection i. above.

                          iii.    The foregoing limitations shall be adjusted
proportionately in connection with any change in the Company's capitalization as described in Section 8.

                          iv.     If an option is canceled in the same fiscal
year of the Company in which it was granted (other than in connection with a transaction described in Section 8), the canceled option will be counted against the limits set forth in subsections i. and ii. above. For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.

         4.      Administration of the Plan.

                 a. This Plan shall be administered by a committee (the "Committee") of "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Such Committee shall be appointed by, and serve at the pleasure of, the Board of Directors.

                 b. The Committee shall have full and final authority to determine the persons to whom, and the time or times at which, incentive options or nonqualified options shall be granted, the number of shares to be represented by each incentive option and nonqualified option and the consideration to be received by the Company upon the exercise thereof; to interpret the Plan; to establish, amend and rescind rules and regulations relating to the Plan; to determine the form and content of the incentive options or nonqualified options to be granted under the Plan; to determine the identity or capacity of any persons who may be entitled to exercise a participant's rights under any incentive option or nonqualified option under the Plan; to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any incentive option or nonqualified option in the manner and to the extent the Board or Committee deems desirable to carry the Plan, incentive option or nonqualified option into effect; to accelerate the exercise date of any incentive option or nonqualified option; to provide for an option to the Company to repurchase any shares issued upon exercise of an option upon termination of employment; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination by the





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Committee with respect to the application or administration of the Plan shall be final and binding on all participants and prospective participants.

         5.      Option Price of Shares.

                 a. Incentive Options. The exercise price of the shares of Common Stock covered by each incentive option granted under the Plan shall not be less than the fair market value of such shares on the date the incentive option is granted; provided, however, that the exercise price shall not be less than 110% of the fair market value if the person to whom such options are granted owns 10% or more of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation.

                 b. Nonqualified Options. The exercise price of the shares of Common Stock covered by each nonqualified option granted under the Plan shall not be less than the fair market value of such shares on the date the nonqualified option is granted.

                 c. Fair Market Value. For purposes of this Section 5, fair market value shall, if the Common Stock is not listed or admitted to trading on a stock exchange or The Nasdaq National Market on the over-the-counter market, be the average of the closing bid price and asked price of the Common Stock in the over-the-counter market on the date the incentive option or nonqualified option is granted or, if the Common Stock is then listed or admitted to trading on any stock exchange or The Nasdaq National Market, the closing sale price on such day on the principal stock exchange on which the Common Stock is then listed or admitted to trading or The Nasdaq National Market, as the case may be. If no closing bid and asked prices are quoted on such day, or if no sale takes place on such day on such principal exchange or on The Nasdaq National Market, then the average of the closing bid and asked prices on the next preceding day on which such prices were quoted, or closing sale price of the Common Stock on such principal exchange or The Nasdaq National Market on the next preceding day on which a sale occurred, as the case may be, shall be deemed to be the fair market value of the Common Stock.
During such times as there is not a market price available, the fair market value of the Company's Common Stock shall be determined by the Committee, which shall consider, among other facts which it considers to be relevant, the book value of such stock and the earnings of the Company. The exercise price shall be subject to adjustment as provided in Section 8 below.

         6.      Terms and Conditions of Incentive Options.

                 Each incentive option granted pursuant to this Plan shall be evidenced by a written Option Agreement which shall specify that the options subject thereto are incentive options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The granting of an incentive option shall take place at the time of Committee action granting the option. The Option Agreement shall be in such form as the Committee shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:





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                 a.       Medium and Time of Payment.  The exercise price of an
incentive option shall be payable (i) in United States dollars payable in cash, certified check, or bank draft; (ii) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of Common Stock which (x) in the case of shares acquired upon exercise of an option have been owned by the optionee for more than six (6) months on the date of surrender and (y) have an aggregate fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised; (iii) in the discretion of the Committee, by the issuance of a promissory note in a form acceptable to the Committee; (iv) delivery of a properly executed exercise notice together with such other documentation as the Committee and broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or (v) any combination of
(i), (ii), (iii) or (iv) above.

                 b. Number of Shares. The incentive option shall state the total number of shares to which it pertains.

                 c. Term of Incentive Option. Each incentive option granted under the Plan shall expire within a period of not more than ten (10) years from the date the incentive option is granted; provided, however, that the incentive option shall expire within a period of not more than five (5) years if granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation.

                 d. Date of Exercise. Each incentive stock option granted pursuant to this Plan shall become exercisable on each successive anniversary of the grant date of such options in increments of twenty five percent (25%); provided, however, that in the discretion of the Committee, individual Option Agreements may contain different exercise schedules.

                 e. Termination of Association Except Upon Death or Disability. In the event of an optionee's termination of association with the Company (as hereinafter defined) for any reason other than his death or disability, (i) all incentive options granted to any such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and
(ii) all incentive options granted to any such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent such options were exercisable as of the date of such termination of association) at any time within three (3) months of the date of such termination of association, but in any event no later than the date of expiration of the incentive option period, and if not so exercised within such time shall become void and of no effect at the end of such time. For purposes of this Plan, the term "termination of association" with the Company shall mean (i) for any person who is an employee of the Company or a subsidiary of the Company but not also a director of the Company, the cessation of such person's employment with the Company or a subsidiary of the Company, or any corporation or a parent or subsidiary of a corporation issuing and assuming an option in a transaction to which Section 424(a) of the Internal Revenue Code applies (collectively, an "Affiliate"), (ii) for any person who is both a director of the Company and an employee of the Company or a subsidiary or Affiliate of the Company, the cessation of both the employment and status as a director of such person, and (iii) for any person who is a director of the Company but not





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also an employee of the Company or a subsidiary of the Company, the cessation of such person's status as a director of the Company.

                 f. Death or Disability of Optionee. In the event of an optionee's termination of association with the Company by reason of his or her death or disability, (i) all incentive options granted to such person pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and
(ii) all incentive options granted to such person pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of such termination of association) at any time within one (1) year after the optionee's termination of association as a result of such death or disability, but in any event no later than the date of expiration of the incentive option period, by such optionee, or in the event of death, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the incentive option directly from the optionee by bequest or inheritance. At the end of such one (1) year period, all incentive options held by such optionee, to the extent they remain unexercised, shall terminate and become void and of no effect.

                 g. Rights as a Stockholder. An optionee or a transferee of an incentive option shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her incentive option until the date of the issuance of a share certificate to him or her for such shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued.

                 h. Nonassignability of Rights. No incentive option shall be assignable or transferable by the person receiving same except by will or the laws of descent and distribution. During the life of such person, the incentive option shall be exercisable only by him or her.

                 i. Limitation. Notwithstanding any other provisions of the Plan, to the extent the aggregate fair market value (determined in accordance with the provisions of Section 5 above as of the time the incentive option is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year (under all such plans of the Company and any parent and subsidiary corporations) exceeds $100,000, such excess shall be treated as nonqualified options.

                 j. Notice of Disposition. Each Option Agreement which relates to the grant of an incentive stock option shall provide that the optionee shall give prompt written notice to the Company in the event the optionee sells or otherwise disposes of any shares of Common Stock issued upon the exercise of such incentive stock options.

                 k. Other Provisions. Any Option Agreement may contain such other terms, provisions and conditions as may be determined by the Committee, which are not inconsistent with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, including the option of the Company to repurchase any shares issued upon the exercise of an option upon





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termination of employment.  Incentive options granted to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

         7.      Terms and Conditions of Nonqualified Options.

                 Each nonqualified option granted pursuant to this Plan shall be evidenced by a written Option Agreement which shall specify that the options subject thereto are nonqualified options. The granting of a nonqualified option shall take place at the time of Committee action granting such option. The Option Agreement shall be in such form as the Committee shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

                 a. Medium and Time of Payment. The nonqualified option price shall be payable (i) in United States dollars payable in cash, certified check, or bank draft; (ii) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of Common Stock which (x) in the case of shares acquired upon exercise of an option have been owned by the optionee for more than six (6) months on the date of surrender and (y) have an aggregate fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised; (iii) in the discretion of the Committee, by the issuance of promissory note in a form acceptable to the Committee; (iv) delivery of a properly executed exercise notice together with such other documentation as the Committee and broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or (v) any combination of (i), (ii), (iii) or (iv) above.

                 b. Number of Shares. The nonqualified option shall state the total number of shares to which it pertains.

                 c. Term of Nonqualified Option. Each nonqualified option granted under the Plan shall expire within a period of not more than ten
(10) years from the date the nonqualified option is granted.

                 d. Date of Exercise. Each nonqualified option granted pursuant to this Plan shall become exercisable on each successive anniversary of the grant date of such options in increments of twenty five percent (25%); provided, however, that in the Committee's absolute discretion, individual Option Agreements may contain different exercise schedules.

                 e. Termination of Association Except Upon Death or Disability. In the event of an optionee's termination of association with the Company or any subsidiary or Affiliate of the Company, for any reason other than his or her death or disability, (i) all nonqualified options granted to any such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and (ii) all nonqualified options granted to any such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of the termination of association) at any time within three (3) months of the date of such termination of association, but in any event no later than the date of expiration of the nonqualified





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option period, and if not so exercised within such time shall become void and of no effect at the end of such time.

                 f. Death or Disability of Optionee. In the event of an optionee's termination of association with the Company by reason of his or her death or disability, (i) all nonqualified options granted to such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and (ii) all nonqualified options granted to such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of the termination of association) at any time within one (1) year after the optionee's death or disability, but in any event no later than the date of expiration of the nonqualified option period, by such optionee, or in the event of death, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the nonqualified option directly from the optionee by bequest or inheritance. At the end of such one (1) year period, all nonqualified options held by such optionee, to the extent they remain unexercised, shall terminate and become void and of no effect.

                 g. Rights as a Stockholder. An optionee or an offeree or a transferee of a nonqualified option shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her nonqualified option until the date of the issuance of a share certificate to such optionee for such shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued.

                 h. Nonassignability of Rights. Except as provided by the Committee, no nonqualified option shall be assignable or transferable by the person receiving same except by will or the laws of descent and distribution. During the life of such person, the nonqualified option shall be exercisable only by him or her.

                 i. Other Provisions. Any Option Agreement may contain such other terms, provisions and conditions as may be determined by the Committee. Nonqualified options granted to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

         8.      Changes in Capital Structure.

                 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors in the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding incentive options and nonqualified options in order to





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preserve, but not to increase, the benefits to persons then holding incentive options and/or nonqualified options.

                 In the event that the Company at any time proposes to (i) merge into, consolidate with or to enter into any other reorganization (including the sale of substantially all of its assets) in which the Company is not the surviving corporation, or (ii) enter into a merger or other reorganization as a result of which the outstanding shares of Common Stock of the Company will be changed into or exchanged for shares of the capital stock or other securities of another corporation or for cash or property, then the Plan and all unexercised incentive options and nonqualified options granted hereunder shall terminate, unless provision is made in writing in connection with such transaction for the assumption of incentive options and nonqualified options theretofore granted, or the substitution for such incentive options and nonqualified options of new options covering shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the incentive options and nonqualified options theretofore granted, or the new incentive options and nonqualified options substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of incentive options and nonqualified options theretofore granted or the substitution for such incentive options and nonqualified options of new incentive options and nonqualified options covering the shares of a successor corporation, then the Committee shall cause written notice of the proposed transaction to be given to the persons holding incentive options or nonqualified options not less than thirty
(30) days prior to the anticipated effective date of the proposed transaction, and all incentive options and nonqualified options shall be accelerated and, concurrent with the effective date of the proposed transaction, such person shall have the right to exercise incentive options and nonqualified options in respect of any or all shares then subject thereto.

         9.      Amendment and Termination of the Plan.

                 The Board of Directors of the Company may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any person under any incentive option or nonqualified option theretofore granted to such person without his or her consent; provided further, however, that the approval of the Company's stockholders shall be obtained to the extent necessary and desirable to comply with applicable law.

                 Unless the Plan shall theretofore have been terminated, the Plan shall be effective on September 22, 1993, and shall terminate on September 21, 2003.

         10.     Application of Funds.

                 The proceeds received by the Company from the sale of Common Stock pursuant to incentive options and nonqualified options will be used for general corporate purposes.





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         11.     No Obligation to Exercise Option.

                 The granting of an incentive option or nonqualified option shall impose no obligation upon the optionee to exercise such incentive option or nonqualified option.

         12.     Continuance of Employment or Status as Director.

                 The Plan or the granting of any incentive option or nonqualified option thereunder shall not impose any obligation on the Company or its stockholders to continue the employment of any optionee who is an employee, or to retain as a director any optionee who is a director.

         13.     Tax Withholding.

                 Whenever shares are to be issued under the Plan, the Company or any subsidiary of the Company employing the recipient shall have the right to deduct from the recipient's compensation or require the recipient to remit to the employer corporation, prior to the issuance of the shares, an amount sufficient to satisfy federal, state and local withholding tax requirements. The Committee shall have the discretion to allow an optionee to satisfy tax withholding obligations by electing to have the Company withhold from the shares to be issued upon exercise of an Option that number of shares having a fair market value equal to the amount required to be withheld. The fair market value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is determined.

         14.     Stockholder Approval.

                 This Plan must be approved by the Company's stockholders within twelve (12) months following its approval by the Board of Directors of the Company. Any stock option exercised before stockholder approval is obtained must be rescinded if stockholder approval is not obtained within twelve (12) months following approval of the Plan by the Board of Directors.

         15.     General Provisions.

                 Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of stock upon the exercise of options granted under this Plan prior to fulfillment of all of the following conditions:

                 (a) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion, deem necessary or advisable;

                 (b) The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and





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                 (c)      The execution and delivery to the Company by the
recipient of an investment representation letter containing such assurances and/or representations as the Committee shall, in its absolute discretion, determine to be necessary or advisable to satisfy the requirements for exemptions from registration and qualification under applicable state and federal securities laws.





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